                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            TASER INTERNATIONAL, INC.


                  The undersigned, in order to form a corporation for the purposes described below, under and pursuant to the General Corporation Law of the State of Delaware (the "Law"), hereby certifies that:

                  1. The name of the corporation is TASER International, Inc. (the "Corporation").

                  2. The street and the mailing address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Law.

                  4.       (a)      The Corporation is authorized to issue a
total of 75,000,000 shares of two classes of stock: 50,000,000 shares of Common Stock, par value $.00001 per share; and 25,000,000 shares of Preferred Stock, par value $.00001 per share.

                           (b)      Holders of Common Stock are entitled to one
vote per share on any matter submitted to the stockholders. On dissolution of the Corporation, after any preferential amount with respect to any series of Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in such distribution of assets are entitled to receive the net assets of the Corporation.

                           (c)      The Board of Directors is authorized,
subject to limitations prescribed by the Law and by the provisions of this
Article 4, to provide for the issuance of shares of Preferred Stock in series, to establish from time-to-time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

                                    (i)      The number of shares in and the
distinguishing designation of that series;

                                    (ii)     Whether shares of that series will
have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Law;

                                                    Certificate of Incorporation
                                                                          Page 1
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                                    (iii)    Whether shares of that series will
be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

                                    (iv)     Whether shares of that series will
be redeemable and the terms and conditions of the redemption, including the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                                    (v)      The dividend rate, if any, on
shares of that series, the manner of calculating any dividends and the preferences of any dividends;

                                    (vi)     The rights of shares of that series
in the event of voluntary or involuntary dissolution of the Corporation and the right of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

                                    (vii)    Any other rights, preferences and
limitations of that series that are permitted by the Law.

                           (d)      No stockholder of the Corporation shall be
entitled to any cumulative voting rights. The Board of Directors is authorized, subject to limitations prescribed by the Law, by resolution to create, issue and fix the terms of any preemptive or antidilution rights of any stockholder.

                  5. The number, classification and terms of the Board of Directors and the procedures to elect or remove directors and to fill vacancies on the Board of Directors shall be as follows:

                           (a)      The number of directors that shall
constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of the vote. In no event shall the number of directors that constitute the whole Board of Directors be less than three (3) or more than nine (9). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

                           (b)      The Board of Directors of the Corporation
shall be divided into three (3) classes designated Class A, Class B and Class C, respectively, as nearly equal in number as possible, with each director in office at the time of such initial classification receiving the classification approved by a majority of the Board of Directors. The initial term of office of directors of Class A shall expire at the annual meeting of stockholders of the Corporation in 2001, of Class B shall expire at the annual meeting of stockholders of the Corporation in 2002, and of Class C shall expire at the annual meeting of stockholders of the Corporation in 2003, and in all cases a director shall serve until the director's successor is elected and qualified or until the director's earlier death, resignation or removal. At each annual meeting of stockholders beginning

                                                    Certificate of Incorporation
                                                                          Page 2
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with the annual meeting of stockholders in 2001, each director elected to succeed a director whose term is then expiring shall hold office until the third annual meeting of stockholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors that constitutes the whole Board of Directors is changed as permitted by this Article, a majority of the whole Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

                           (c)      Vacancies on the Board of Directors
resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by the Law); provided that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors: (i) such directorship shall be for a term of office continuing only until the next election of one or more directors by the stockholders; and (ii) the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders. Each director chosen in accordance with this provision shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly-created directorship, shall receive the classification approved by a majority of the Board of Directors and shall hold office until the first meeting of stockholders held after his or her election for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

                           (d)      A director may be removed from office before
the expiration date of that director's term of office, with or without cause, only by an affirmative vote of the holders of 75% of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the "Voting Stock"), voting together as a single class.

                           (e)      Notwithstanding any other provision of this
Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of 75% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 5.

                  6.       (a)      All of the power of the Corporation, insofar
as it may be lawfully vested by this Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of and not in limitation of that

                                                    Certificate of Incorporation
power or the powers conferred by the Law, a majority of directors then in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, alter, amend and repeal the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the Bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the Bylaws and by the vote of the holders of not less than 75% of the Voting Stock, voting together as a single class, or such higher vote as is set forth in the Bylaws. Notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than 75% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 6.

                           (b)      Subject to the terms of any Preferred Stock,
any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such stockholders or by written consent of all (but not less than all) stockholders entitled to vote in lieu of such a meeting.

                  7. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article does not eliminate the liability of any director for any act or omission for which such elimination of liability is not permitted under the Law. No amendment to the Law that further limits the acts or omissions for which elimination of liability is permitted will affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

                  8. The Corporation may indemnify to the fullest extent not prohibited by law any person (an "Indemnified Person") who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, in its sole discretion, pay for or reimburse the reasonable expenses incurred by any Indemnified Person in any such proceeding in advance of the final disposition of the proceeding. This Article 8 will not be deemed exclusive of any other provisions for indemnification of or advancement of expenses to an Indemnified Person that may be included in any statute,

                                                    Certificate of Incorporation
                                                                          Page 4
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bylaw, agreement, general or specific action of the Board of Directors, vote of stockholders or other document or arrangement.

                  9. The election of directors need not be by written ballot unless a stockholder demands election by written ballot before voting begins at a meeting of stockholders.

                  10. The name and mailing address of the incorporator is Jeffrey S. Cronn, 1600 Pioneer Tower, 888 S.W. Fifth Avenue, Portland, Oregon 97204

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on the 5th day of January, 2001.



                                         -----------------------------------
                                         Jeffrey S. Cronn, Sole Incorporator



                                                    Certificate of Incorporation
                                                                          Page 5
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                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE
                        ________________________________

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TASER INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 2001, AT 6 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





                        [SEAL]        /s/ Harriet Smith Windsor
                                      _________________________________________
                                      Harriet Smith Windsor, Secretary of State

3337819                                 AUTHENTICATION: 1093947

010193899                                         DATE: 04-23-01

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            TASER INTERNATIONAL, INC.


                  TASER International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST, that pursuant to Section 141 of General Corporation Law of the State of Delaware (the "GCL") the Board of Directors, by unanimous written consent, adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of the Corporation declaring the amendments to be advisable and directing the calling of a meeting of the stockholders of the Corporation for consideration of the amendments. The resolutions setting forth the proposed amendments are as follows:

                  RESOLVED, that Article 4 paragraph (c) of the Corporation's Certificate of Incorporation be amended in its entirety to read as follows:

                           "(c) The Board of Directors is authorized, subject to
                  limitations prescribed by the Law and by the provisions of this Article 4, and to the approval of a majority of the Corporation's independent and disinterested directors, to provide for the issuance of shares of Preferred Stock in series. The Board of Directors is further authorized to establish from time-to-time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

                           (i)      The number of shares in and the
                                    distinguishing designation of that series;

                           (ii) Whether shares of that series will have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Law;

                           (iii) Whether shares of that series will be convertible and the terms and conditions of the conversion, including provision for adjustment of the


                                                        Certificate of Amendment
                                                                          Page 1
                                    conversion rate in circumstances determined by the Board of Directors;

                           (iv) Whether shares of that series will be redeemable and the terms and conditions of the redemption, including the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                           (v) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

                           (vi) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the right of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

                           (vii)    Any other rights, preferences and
                                    limitations of that series that are
                                    permitted by the Law."

                  FURTHER RESOLVED, that Article 5 paragraph (d) of the Corporation's Certificate of Incorporation be amended in its entirety to read as follows:

                  "(d) A director may be removed from office before the expiration date of that director's term of office, with or without cause, only by an affirmative vote of the holders of 66.67% of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the "Voting Stock"), voting together as a single class."

                  FURTHER RESOLVED, that Article 6 paragraph (a) of the Corporation's Certificate of Incorporation be amended in its entirety to read as follows:

                           "(a) All of the power of the Corporation, insofar as
                  it may be lawfully vested by this Certificate of Incorporation in the Board of Directors, is hereby conferred upon the Board of Directors. In furtherance of and not in limitation of that power or the powers conferred by the Law, a majority of directors then


                                                        Certificate of Amendment
                                                                          Page 2
                  in office (or such higher percentage as may be specified in the Bylaws with respect to any provision thereof) shall have the power to adopt, alter, amend and repeal the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the Bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the Bylaws and by the vote of the holders of not less than 66.67% of the Voting Stock, voting together as a single class. Notwithstanding any other provision of this Certificate of Incorporation or any provision of the Law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by the Law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than 66.67% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 6."

                  SECOND, that thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the GCL, at which meeting the necessary number of shares required by the Corporation's Certificate of Incorporation and applicable statutes were voted in favor of the amendments.

                  THIRD, that the amendments were duly adopted in accordance with the provisions of Section 242 of the GCL.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Patrick W. Smith, its President, and attested to by Kathleen C. Hanrahan, its Secretary, this 20 day of April, 2001.
                                          ----

                                       /s/ Patrick W. Smith
                                       -----------------------------------------
                                       Patrick W. Smith, Chief Executive Officer

                  ATTESTED TO:
                                       /s/ Kathleen C. Hanrahan
                                       -----------------------------------------
                                       Kathleen C. Hanrahan, Secretary


                                                        Certificate of Amendment
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